Pioneer Power Solutions Inc., 8-K

Exhibit 99.1

Pioneer Reports First Quarter 2017 Financial Results

Management Reiterates Full-Year Guidance

Fort Lee, NJ, May 11, 2017 / PRNewswire / – Pioneer Power Solutions, Inc. (Nasdaq: PPSI) ("Pioneer" or the "Company"), a company engaged in the manufacture, sale and service of electrical transmission, distribution and on-site power generation equipment, today announced its financial results for the first quarter period ended March 31, 2017.

First Quarter 2017 Results:

•	Revenue of $27.3 million, an increase of 2.6% over the prior year quarter
•	Gross margin of 22.4% compared to 22.1% in Q1 2016
•	Operating income of $1.2 million compared to $1.1 million in Q1 2016
•	Net income of $133,000 compared to $569,000 in Q1 2016
•	Adjusted EBITDA* of $2.1 million compared to $2.0 million in Q1 2016
•	Cash provided from operations of $978,000 compared to ($4.75 million) in Q1 2016
•	Secured new service agreements, including a three-year, $3 million per year extension and expansion with a large mobile operator, and a new agreement to service 215 sites for one of the nation’s largest drugstore chains. These new contracts are expected to benefit the remainder of 2017.

Nathan Mazurek, Pioneer's Chairman and Chief Executive Officer, said, “I am encouraged by the progress we made in the first quarter, particularly in our switchgear business which generated a modest profit after losing money last year. We delivered $2.1 million in Adjusted EBITDA, while facing the typical seasonality which impacts our first quarter, and based on our backlog and scheduled deliveries, I am increasingly confident in our ability to achieve our full-year guidance.”

“Pioneer is well-positioned for profitable growth,” continued Mr. Mazurek. “In late March, we announced a significant extension and expansion of our long-term relationship with one of the largest mobile operators in the industry. As part of this three-year, approximately $3 million per year extension, we will service and provide preventative maintenance for the backup generators at the customer’s cell phone tower sites in an additional two states, increasing us to a total of nine states. In addition, we recently announced a three-year service agreement with one of the nation’s largest drugstore chains to service and maintain 100% of the customer’s 215 backup generator sites, a contract worth approximately $400,000 annually with incremental equipment opportunities possible. These agreements bolster our confidence in our service business, which generated approximately 62% of its EBITDA in the second half of last year. We are also seeing additional growth in demand for our distributed generation business, as well as data center customers. Finally, we are extending and expanding our portfolio of products manufactured in India, and expect significant orders in 2017 that will help drive further growth in 2018 and beyond.”

Revenue

Total revenue for the three-month period ended March 31, 2017 increased to $27.3 million, up 2.6% compared to $26.6 million for the first quarter of 2016. The increase was the result of increased sales of dry type transformer products, typically utilized for commercial construction and industrial applications, data center expansions and mobile power, as well as custom switchgear products for applications for supermarket chains, waste water treatment plants and U.S. Embassy projects around the world, which was partially offset by a decrease in medium voltage switchgear products.

Gross Margin

For the first quarter of 2017, gross margin was 22.4% of revenues, as compared to 22.1% for the first quarter of 2016. This modest increase was driven primarily by the results of the Company’s Critical Power segment.

Operating Income

First quarter operating income was $1.2 million compared to $1.1 million for the same period last year.

Adjusted EBITDA*

For the quarter ended March 31, 2017, there were approximately $390,000 of non-recurring expenses, including $155,000 in restructuring and integration charges. For the quarter ended March 31, 2016, there were approximately $135,000 of non-recurring expenses, including $119,000 in restructuring and integration charges. The first quarter of 2017 and 2016 included non-cash expenses consisting of depreciation, amortization of acquisition intangibles, and stock-based compensation for employee and director stock options of $751,000 and $795,000, respectively.

The Company’s Adjusted EBITDA for the quarter ended March 31, 2017 was approximately $2.1 million compared to $2.0 million in the same quarter last year. Please refer to the financial tables included below for a reconciliation of GAAP to non-GAAP measures.

* Note: Pioneer has presented non-GAAP measures such as Adjusted EBITDA because many of our investors use these non-GAAP measures to monitor the Company's performance. These non-GAAP measures should not be considered an alternative to GAAP measures as an indicator of the Company's operating performance.

Generally, a non-GAAP financial measure is a quantitative assessment of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measures included in this release, however, should be considered in addition to, and not as a substitute for or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. Please refer to the financial tables included below for a reconciliation of GAAP to non-GAAP measures.

Income Taxes

Pioneer’s effective income tax rate for the first quarter of 2017 was 67.8% of earnings before income tax, as compared to 28.2% for the same quarter last year. The increase in Pioneer’s effective income tax rate for the first quarter of 2017 was due primarily to inclusion of deemed dividends from the Company’s Canadian operations. Excluding the impact of the deemed dividends, the effective income tax rate was 31.2%

Net Earnings and Earnings Per Diluted Share

The Company generated net income of $133,000 for the three months ended March 31, 2017 compared to $569,000 during the three months ended March 31, 2016. Net income per basic and diluted share for the three months ended March 31, 2017 was $0.02 compared to $0.07 for the three months ended March 31, 2016.

On a non-GAAP basis, the Company reported net earnings of approximately $1.5 million in the first quarter of 2017, or $0.17 per diluted share, as compared to $1.4 million, or $0.17 per diluted share for the quarter ended March 31, 2016. Please refer to the financial tables included below for a reconciliation of GAAP to non-GAAP measures.

Backlog

Order backlog at March 31, 2017 was $36.7 million compared to $38.6 million at December 31, 2016. Backlog is based on orders expected to be delivered in the future, most of which is expected to occur during the next 12 months.

2017 Outlook

The Company reaffirmed its full-year 2017 guidance which is based on expected business trends and the current composition of the order backlog, excluding the impact of any potential acquisitions, as their timing and investment levels cannot be known with certainty. In addition, this outlook excludes any significant fluctuations in foreign currency exchange rates. Pioneer's 2017 full-year guidance is based on a foreign currency exchange rate of 74 cents U.S. per Canadian Dollar, an effective tax rate at 28% and a share count of approximately 8.7 million shares. In addition, the impact of any restructuring and non-cash charges arising out of Pioneer's cost-optimization plans is excluded.

For the full year 2017, the Company expects:

•	Revenue between $120 and $127 million
•	Net income between $3.5 and $4.1 million
•	Diluted EPS between $0.40 and $0.47 based on 8.7 million shares

This reflects non-GAAP results of:

•	Adjusted EBITDA of $10.0 million to $11.0 million
•	Non-GAAP EPS between $0.83 to $0.93

Conference Call Information

Management will host a conference call at 10 a.m. Eastern Time Friday, May 12, 2017, to discuss the results with the investment community. Details are as follows:

•	Confirmation code 9924080
•	Dial-in number (toll-free): 1-877-718-5095
•	Dial-in number (toll/international): 1-719-325-4782
•	Webcast link: http://public.viavid.com/index.php?id=123439

A replay will be available until May 19, 2017 which can be accessed by dialing 1-844-512-2921 if calling within the United States or 1-412-317-6671 if calling internationally. Please use passcode 9924080 to access the replay.

About Pioneer Power Solutions, Inc.

Pioneer Power Solutions, Inc. manufactures, sells and services a broad range of specialty electrical transmission, distribution and on-site power generation equipment for applications in the utility, industrial, commercial and backup power markets. The Company's principal products and services include custom-engineered electrical transformers, low and medium voltage switchgear and engine-generator sets and controls, complemented by a national field-service organization to maintain and repair power generation assets. Pioneer is headquartered in Fort Lee, New Jersey and operates from 12 additional locations in the U.S., Canada and Mexico for manufacturing, centralized distribution, engineering, sales, service and administration. To learn more about Pioneer, please visit its website at www.pioneerpowersolutions.com.

Safe Harbor Statement:

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the Company's ability to expand its business through strategic acquisitions, (ii) the fact that many of the Company's competitors are better established and have significantly greater resources, and may subsidize their competitive offerings, (iii) the Company's dependence on a few large customers for a material portion of its sales, (iv) the potential loss or departure of key personnel (v) the fact that fluctuations between the U.S. dollar and the Canadian dollar will impact the Company's results, (vi) market acceptance of existing and new products, (vii) the Company's dependence on a distributor agreement with Generac Power Systems through which its Critical Power segment derives a significant portion of its revenues, (viii) restrictive loan covenants or the Company's ability to repay or refinance debt under its credit facilities that could limit the Company's future financing options and liquidity position and may limit the Company's ability to grow its business, (ix) general economic and market conditions, (x) unanticipated increases in raw material prices or disruptions in supply, (xi) the fact that the Company's Chairman controls a majority of the Company's combined voting power, and may have, or may develop in the future, interests that may diverge from yours, (xii) reported material weaknesses in the Company's internal control over financial reporting, and (xiii) the fact that future sales of large blocks of the Company's common stock may adversely impact the Company's stock price. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the Securities and Exchange Commission, including the Company's Annual and Quarterly Reports on Form 10-K and Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC's web site at www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:

Brett Maas, Managing Partner

Hayden IR

(646) 536-7331

brett@haydenir.com

Tables Follow

PIONEER POWER SOLUTIONS, INC.

Consolidated Balance Sheets

(In thousands, except share data)

	March 31,	December 31,
	2017	2016
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$235	$246
Accounts receivable, net	16,398	17,508
Inventories, net	29,828	26,147
Income taxes receivable	759	72
Prepaid expenses and other current assets	1,919	2,215
Total current assets	49,139	46,188
Property, plant and equipment, net	6,809	6,591
Deferred income taxes	5,588	5,659
Other assets	820	830
Intangible assets, net	7,756	8,168
Goodwill	9,972	9,972
Total assets	$80,084	$77,408
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Bank overdrafts	$964	$1,200
Revolving credit facilities	18,276	17,689
Short term borrowings	3,809	3,973
Accounts payable and accrued liabilities	20,711	18,139
Current maturities of long-term debt and capital lease obligations	397	1,379
Income taxes payable	1,502	1,360
Total current liabilities	45,659	43,740
Long-term debt, net of current maturities	4,830	4,005
Pension deficit	132	172
Other long-term liabilitues	446	892
Noncurrent deferred income taxes	2,508	2,400
Total liabilities	53,575	51,209
Stockholders’ equity
Preferred stock, $0.001 par value, 5,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 30,000,000 shares authorized; 8,712,712 shares issued and outstanding on March 31, 2017 and	9	9
8,699,712 shares issued and outstanding on December 31, 2016
Additional paid-in capital	23,304	23,215
Accumulated other comprehensive loss	(5,775)	(5,863)
Retained earnings	8,971	8,838
Total stockholders’ equity	26,509	26,199
Total liabilities and stockholders’ equity	$80,084	$77,408

PIONEER POWER SOLUTIONS, INC.

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2017	2016
Revenues	$27,262	$26,570
Cost of goods sold	21,146	20,711
Gross profit	6,116	5,859
Operating expenses
Selling, general and administrative	4,865	4,693
Restructuring and integration	155	119
Foreign exchange gain	(60)	(47)
Total operating expenses	4,960	4,765
Operating Income	1,156	1,094
Interest expense	508	285
Other expense	235	16
Income before taxes	413	793
Income tax expense	280	224
Net income	$133	$569
Net income per common share:
Basic	$0.02	$0.07
Diluted	$0.02	$0.07
Weighted average common shares outstanding:
Basic	8,702	8,700
Diluted	8,737	8,709

PIONEER POWER SOLUTIONS, INC.

Reconciliation of GAAP Measures to Non-GAAP Measures

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2017	2016
Reconciliation to Adjusted EBITDA and EPS
Net earnings (GAAP measure)	133	569
Interest expense	508	285
Income tax expense	280	224
Depreciation and amortization	721	741
Restructuring and integration	155	119
Stock-based compensation	30	54
Other non-operating expenses	235	16
Adjusted EBITDA (Non-GAAP measure)	2,062	2,008
Tax effects - 28% rate	(577)	(562)
Non-GAAP net earnings	$1,485	$1,446
Non-GAAP net earnings per diluted share	$0.17	$0.17
Weighted average diluted shares outstanding	8,737	8,709

Tax Rate assumed to be 28%

Note: Pioneer has presented non-GAAP measures such as non-GAAP net earnings and Adjusted EBITDA because many of our investors use these non-GAAP measures to monitor the Company's performance. These non-GAAP measures should not be considered an alternative to GAAP measures as an indicator of the Company's operating performance.

Non-GAAP net earnings is defined by the Company as net earnings before amortization of acquisition-related intangibles, stock-based compensation, non-recurring acquisition costs and reorganization expense, impairments, other unusual gains or charges and any tax effects related to these items. The Company defines Adjusted EBITDA as net earnings before interest, income tax expense, depreciation and amortization, non-cash compensation and non-recurring acquisition costs and reorganization expenses and other non-recurring or non-cash items.

Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measures included in this release, however, should be considered in addition to, and not as a substitute for or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. A reconciliation of non-GAAP to GAAP net earnings is set forth in the table above.

Amounts may not foot due to rounding.

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